Exhibit 10.2

PORTFOLIO ASSIGNMENT AND ASSUMPTION AGREEMENT

            This PORTFOLIO ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this 1st day of November, 2008 by and among BAR HARBOR BANK & TRUST, a Maine financial institution with offices located at 82 Main Street, Bar Harbor, Maine 04468 ("Transferor"), TransFirst, LLC, a Delaware limited liability company ("TransFirst"), and COLUMBUS BANK AND TRUST COMPANY, a Georgia state banking corporation with offices at 1125 First Avenue, 2nd Floor Uptown Center, Columbus, GA 31901 ("Transferee") (TransFirst and Transferee collectively referred to as the "Buyer Parties").

RECITALS

            WHEREAS, Transferor and Buyer Parties are parties to a Merchant Portfolio Purchase Agreement dated as of September __, 2008 (the "Asset Purchase Agreement"), pursuant to which Transferor has agreed to sell, assign and transfer to the transferee the Merchant Agreements (as defined below), and this Agreement is being delivered in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement; and

            WHEREAS, Transferee, pursuant to TransFirst’s request, has agreed to accept from Transferor the assignment and transfer of the Merchant Agreements (as defined below) for the Merchants in the Merchant Portfolio (as defined in the Asset Purchase Agreement), in order for Transferee to provide sponsorship services for Merchants in the Merchant Portfolio, pursuant to the terms contained in the Clearing and Settlement Services Agreement between TransFirst and Transferee dated July 23, 2004, as amended from time to time (the "Sponsorship Agreement"); and

            WHEREAS, Transferor, pursuant to TransFirst’s request, and to give effect to the sale of the Merchant Portfolio contemplated by the Asset Purchase Agreement, has agreed to assign and transfer to Transferee all rights, title and interest of Transferor in and to the Merchant Agreements for the Merchants in the Merchant Portfolio, as more fully described below.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            1. Defined Terms. Unless otherwise defined herein, Capitalized terms used in this Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement.

            2. Assignment and Assumption. Effective as of the Transfer Date, (i) Transferor hereby transfers, conveys, assigns and delivers to Transferee, and Transferee hereby accepts from Transferor, free and clear of Encumbrances of any kind (other than the Permitted Liens), all right, title and interest of Transferor in, to and under the Purchased Assets, including without limitation each Merchant Agreement with each Merchant in the Merchant Portfolio, and related merchant processing accounts, and (ii) on and subject to the terms and conditions set forth in the Asset Purchase Agreement, the Buyer Parties will assume on the Transfer Date, and pay and perform when due, the Assumed Liabilities.

            3. Instruments of Transfer and Assumption and Other Deliveries. From and after the Transfer Date, as necessary or appropriate, Transferor shall deliver to Transferee such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall reasonably be required to vest in Transferee all of Transferor’s interest in and title to the Merchant Agreements (including any and all Transferor’s security interests), relating to the Merchant Portfolio.

            4. Further Assurances. On and after the Transfer Date, Transferor will (a) give such further assurances to Transferee and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to vest in Transferee any remaining legal and equitable title of Transferor to the Merchant Agreements, (b) assist Transferee in the orderly transition of the Merchants in the Merchant Portfolio, and (c) deliver, at Transferor’s actual out-of-pocket cost for such delivery, such other related information as Transferee may reasonably request. If Transferor, after the Transfer Date, receives any correspondence or other written communication from a Merchant in the Merchant Portfolio (or with respect to a Merchant Agreement assigned pursuant to Section 2) with respect to transactions occurring before or after the Transfer Date, Transferor agrees that it shall within three (3) business days forward such communication to Transferee and/or TransFirst, as applicable. If after the Transfer Date, with respect to transactions occurring before or after the Transfer Date, Transferor receives a verbal communication from a Merchant within the Merchant Portfolio with respect to a Merchant Agreement that has been assigned pursuant to Section 2, Transferor shall instruct said Merchant to contact Transferee and/or TransFirst, as applicable, at an address or telephone number provided to Transferor for such purpose.

            5. Conversion of Transferor Merchants. Commencing on the Transfer Date, Transferor authorizes Transferee (or its agents) to convert all Merchants in the Merchant Portfolio to Transferee's systems for authorization and settlement services as of the Transfer Date.

            6. Merchant Accounts. Without limiting the generality of Section 2 above, Transferor, with the reasonable cooperation of TransFirst, shall be responsible for sending any and all notifications to the Merchants in the Merchant Portfolio of the assignment under Section 2 as may be required by the Association Rules and by applicable, federal, state and local law, rules and regulations and by the Merchant Agreements.

            7. Transfer Date. The transfer and assignment of the Merchant Agreements for the Merchant Portfolio and other Purchased Assets as contemplated pursuant to this Agreement and the Asset Purchase Agreement shall take place and be effective as of the Transfer Date as defined in the Asset Purchase Agreement.

            8. Notices. Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in accordance with the notice provisions set forth in the Asset Purchase Agreement.

            9. Governing Law. This Agreement has been negotiated and entered into in the State of New York, and all questions with respect to the Agreement and the rights and liabilities of the parties hereunder shall be governed by the laws of the State of New York.

            10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            11. Partial Invalidity. Wherever possible, each provision hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            12. Amendments. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by all parties.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge that delivery of executed copies of this Agreement may be effected by facsimile or other comparable means, as well as by delivery of manually signed copies.

            14. Headings. The headings of the Sections and Subsections in the Agreement are inserted for convenience, but do not necessarily indicate the subject matter is covered only under the language of the heading.

            15. Enforcement. In the event of any dispute among the parties hereto involving any claim or claims that a party hereto breached any of its covenants or agreements in this Agreement, the prevailing party(ies) in any litigation relating to such dispute shall be entitled to recover, in addition to any damages as may be awarded it (them), its (their) costs incurred in connection with such litigation, including without limitation its (their) reasonable attorneys’ fees and expert witness fees.

            16. Effect in Relation to Sponsorship Agreement. TransFirst and Transferee agree that the Merchant Agreements and other Purchased Assets shall be subject to the Sponsorship Agreement, including without limitation, Transferee’s right to indemnification from TransFirst for any trailing chargeback liability and any other liabilities arising from the acquired Merchants’ business and any and all Losses (as defined in the Sponsorship Agreement), costs, obligations, expenses or liabilities arising out of, related to or in connection with Transferee’s acquisition of the Purchased Assets or assumption of the Assumed Liabilities, including, without limitation, any Losses, costs, obligations, expenses or liabilities that arise out of or relate to the actions of TransFirst and/or Transferor prior to completion of the transfer to Transferee of the Merchant Agreements and other Purchased Assets.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Transfer Date.

BAR HARBOR BANK & TRUST

By:_____________________________
Name: _________________________
Title: __________________________

COLUMBUS BANK AND TRUST COMPANY

By: ____________________________
Name: _________________________
Title: __________________________

TRANSFIRST, LLC

By: ____________________________
Name: _________________________
Title: __________________________